SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549




                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934




   Date of Report (Date of earliest event reported): October 15, 1998


               SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION
              (Exact name of registrant as specified in its charter)


      Connecticut                1-9157                   06-1157778
   (State or other             (Commission             (I.R.S. Employer
   jurisdiction of              File Number)            Identification No.)
   incorporation)


   227 Church Street, New Haven, Connecticut              06510
   (Address of principal executive offices)             (Zip Code)


   Registrant's telephone number, including area code:  (203)  771-5200


                               Not Applicable
          (Former name or former address, if changed since last report)












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Item 5. Other Events.

   The registrant announced today that third quarter net income for 1998 was $54.5 million, compared with $49.1 million in the third quarter of 1997. Diluted earnings per share were $.79 for the quarter versus $.74 during the same period last year.

   Affecting third quarter 1998 was the approximately $8 million negative impact of a 26-day strike partially offset by approximately $6 million from the change in accounting for Publishing previously announced in first quarter, 1998.

   Consolidated revenues and sales for the quarter were $540.3 million, up 6.0%.

  Consolidated operating expenses for the third quarter increased to $325.7 million, up 8.1%.

   The news release providing the announcement is filed as an exhibit hereto and is incorporated herein by reference.


Item 7. Financial Statements, Pro forma Financial
         Information and Exhibits.

    Exhibit 20.  News release issued October 15, 1998.





























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                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          SOUTHERN NEW ENGLAND
                                          TELECOMMUNICATIONS CORPORATION



Dated:  October 15, 1998                By:    /s/ Madelyn M. DeMatteo
                                                   Madelyn M. DeMatteo
                                                        Secretary







































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              SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION

                                   FORM 8-K

                                EXHIBIT INDEX




     Exhibit
     Number

       20   News release issued October 15, 1998.